Exhibit 5.1
November 26, 2008
Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367

Re:	Registration Statement on Form S-3 of Securities (as defined below) of Youbet.com, Inc.
Ladies and Gentlemen:
     We have acted as special counsel to Youbet.com, Inc., a Delaware corporation (“Youbet”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed by Youbet with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), to register the offering from time to time by Youbet of (i) Common Stock, par value $0.001 per share (the “Common Stock”), (ii) stock purchase contracts to purchase the Common Stock (the “Stock Purchase Contracts”), (iii) stock purchase units with respect to the Stock Purchase Contracts (the “Units”), (iv) Preferred Stock, par value $0.001 per share (the “Preferred Stock”), (v) warrants to purchase the Common Stock or the Preferred Stock (the “Warrants”), and (vi) rights to purchase the Common Stock or the Preferred Stock (the “Rights” and, collectively with the Common Stock, the Stock Purchase Contracts, the Units, the Preferred Stock and the Warrants, the “Securities”), up to an aggregate offering price of $28,500,000.
     In preparing this opinion, we have reviewed the following: (a) the Registration Statement; (b) Youbet’s Certificate of Incorporation, as amended (the “Charter”); (c) Youbet’s Amended and Restated Bylaws (the “Bylaws”); and (d) resolutions adopted by the Board of Directors of Youbet with respect to the Registration Statement (the Registration Statement, the Charter, the Bylaws and such resolutions, the “Reviewed Documents”).
     With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above, and we assume that there exists no provision of any other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather, as to matters of fact material to this opinion, we have solely relied upon the foregoing documents, the statements and information set forth therein, the statements and representations of officers and other representatives of Youbet and others, and the

Youbet.com, Inc.
November 26, 2008

additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.
     We have been advised by Youbet that, when and if it determines to issue and sell Stock Purchase Contracts or Units, such Stock Purchase Contracts or Units will be issued under one or more stock purchase agreements (each, a “Stock Purchase Agreement”), each to be entered into between Youbet and one or more institutions as identified in the applicable Stock Purchase Agreement. We have also been advised by Youbet that, when and if it determines to issue and sell Preferred Stock, such Preferred Stock will be issued pursuant to a certificate of designations (the “Certificate of Designations”) adopted by the Board of Directors of Youbet relating to a particular series of Preferred Stock. Similarly, we have been advised by Youbet that, when and if it determines to issue and sell Warrants, such Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into between Youbet and one or more institutions as identified in the applicable Warrant Agreement. We have further been advised by Youbet that, when and if it determines to issue and sell Rights, such Rights will be issued under one or more rights agreements (each, a “Rights Agreement”), each to be entered into between Youbet and one or more institutions as identified in the applicable Rights Agreement.
     In rendering this opinion, we have assumed that, at the time Securities are offered or issued, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable law and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable law; (iii) Youbet will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement and the appropriate prospectus supplement by reference; (iv) all Securities will be issued and sold for legally sufficient consideration, as determined and approved in good faith by the Board of Directors of Youbet, and in compliance with applicable law and the Charter and the Bylaws, in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, including any Stock Purchase Agreement, Stock Purchase Contract, Certificates of Designation, Warrant Agreement and Rights Agreement (such agreements and documents, are referred to collectively as the “Operative Agreements”), with respect to any such Securities will have been duly authorized and validly executed and delivered by Youbet and the other parties thereto; (vi) each Operative Agreement, when so authorized, executed and delivered, will be a valid, legally binding and enforceable obligation of the parties thereto other than Youbet and will otherwise conform with applicable law as well as the terms described in the Registration Statement, any amendments thereto and the applicable prospectus supplement; (vii) none of the terms of any Security to be established subsequent to the date hereof, nor the sale, issuance and delivery of such Security, nor the execution and delivery of any Operative Agreement, nor the compliance by Youbet with the terms of such Security or any Operative Agreement will violate the laws of any applicable jurisdiction, will result in a violation, contravention or breach of any provision of any instrument or agreement then binding upon Youbet, or any restriction imposed by any court or

Youbet.com, Inc.
November 26, 2008

governmental body having jurisdiction over Youbet, or otherwise will impair the legal and binding nature of the obligations represented by the applicable Securities; (viii) any Securities issuable upon conversion, exchange or exercise of any such Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) all corporate action required to be taken by Youbet to duly authorize each proposed issuance of Securities, including the sale, amount and terms of such Securities, in accordance with applicable law, the Charter and the Bylaws shall have been completed; (x) there will have been no amendments, modifications, terminations or other alterations to any of the Reviewed Documents that would affect in any respect the opinions set forth herein; and (xi) Youbet will have sufficient authorized and unissued Common Stock or Preferred Stock, as applicable, not otherwise reserved for issuance.
     We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited solely, to the extent applicable hereto, to the laws of the District of Columbia, the federal laws of the United States of America and the Delaware General Corporation Law; provided, however, that our opinion is further limited to those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Securities, and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). You recognize that the express terms of certain of the Securities may provide that such Securities are to be governed by the law of the State of New York, which may be different from the law of the District of Columbia in certain relevant respects. We advise you that we are not admitted to practice law in the State of New York, and we do not purport to be experts in the laws of the State of New York. Our opinions are given as if all Securities will be governed by the laws of the District of Columbia. We express no opinion as to conflicts of law rules or the laws of any other states or jurisdictions other than as expressly identified above.
     Based upon the foregoing and subject to the other assumptions, limitations and qualifications stated herein, we are of the opinion that:
          (1) When (a) the shares of the Common Stock offered under the Registration Statement are duly authorized for issuance, (b) the terms of their issue and sale have been duly established in conformity with the Charter and the Bylaws and as described in the Registration Statement and the related prospectus supplement, so as to not violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon Youbet, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over Youbet, (c) the Registration Statement has become effective and any applicable securities laws have been complied with, (d) the shares of Common Stock have been issued and delivered as set forth in the Registration Statement and the applicable prospectus supplement, or upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, (e) certificates representing the shares of Common Stock have been issued and delivered, and (f) Youbet has received the consideration therefor approved by

Youbet.com, Inc.
November 26, 2008

the Board of Directors of Youbet (which consideration is not less than the par value of the Common Stock) and otherwise in accordance with the terms of their issue and sale, the shares of Common Stock will be validly issued, fully paid and nonassessable.
          (2) When (a) the Stock Purchase Contracts offered under the Registration Statement are duly authorized for issuance, (b) the Stock Purchase Agreement or Agreements relating to the Stock Purchase Contracts have been duly authorized and validly executed and delivered by Youbet and the stock purchase contract agent appointed by Youbet, (c) the terms of the Stock Purchase Contracts and their issue and sale have been duly established in conformity with the related Stock Purchase Agreement, the Charter and the Bylaws and as described in the Registration Statement and the related prospectus supplement, so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon Youbet, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over Youbet, (d) the Registration Statement has become effective and any applicable securities laws have been complied with, (e) the Stock Purchase Contracts have been issued and delivered as set forth in the Registration Statement and the applicable prospectus supplement, and (f) Youbet has received the consideration therefor approved by the Board of Directors of Youbet and otherwise in accordance with the terms of their issue and sale, the Stock Purchase Contracts will be valid, binding and enforceable obligations of Youbet.
          (3) When (a) the Units offered under the Registration Statement are duly authorized for issuance, (b) the Stock Purchase Agreement or Agreements relating to the Units have been duly authorized and validly executed and delivered by Youbet and the stock purchase contract agent appointed by Youbet, (c) the terms of the Units and their issue and sale have been duly established in conformity with the related Stock Purchase Agreement, any related pledge agreement, the Charter and the Bylaws and as described in the Registration Statement and the related prospectus supplement, so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon Youbet, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over Youbet, (d) the Registration Statement has become effective and any applicable securities laws have been complied with, (e) the Units have been issued and delivered as set forth in the Registration Statement and the applicable prospectus supplement, and (f) Youbet has received the consideration therefor approved by the Board of Directors of Youbet and otherwise in accordance with the terms of their issue and sale, the Units will be valid, binding and enforceable obligations of Youbet.
          (4) When (a) the applicable series of the Preferred Stock offered under the Registration Statement is duly authorized for issuance, (b) the terms of the series of Preferred Stock and its issue and sale have been duly established in conformity with the Charter and the Bylaws and as described in the Registration Statement and the related prospectus supplement, so as to not violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon Youbet, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over Youbet, and, if applicable, a deposit agreement has been duly authorized, executed and delivered by Youbet and

Youbet.com, Inc.
November 26, 2008

a depositary has been established in each case in conformity with the Charter and the laws of the State of Delaware, (c) the Certificate of Designations with respect to such series of the Preferred Stock has been duly adopted by the Board of Directors of Youbet and filed with the Secretary of State of the State of Delaware, (d) the Registration Statement has become effective and any applicable securities laws have been complied with, (e) the shares of such series of Preferred Stock have been issued and delivered as set forth in the Registration Statement and the applicable prospectus supplement, or upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, (f) certificates representing the shares of such series of the Preferred Stock have been issued and delivered, and (g) Youbet has received the consideration therefor approved by the Board of Directors of Youbet (which consideration is not less than the par value of such series of Preferred Stock) and otherwise in accordance with the terms of their issue and sale, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
          (5) When (a) the Warrants offered under the Registration Statement are duly authorized for issuance, (b) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by Youbet and the warrant agent appointed by Youbet, (c) the terms of the series of Warrants and their issue and sale have been duly established in conformity with the related Warrant Agreement, the Charter and the Bylaws and as described in the Registration Statement and the related prospectus supplement, so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon Youbet, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over Youbet, (d) the Registration Statement has become effective and any applicable securities laws have been complied with, (e) the Warrants have been issued and delivered as set forth in the Registration Statement and the applicable prospectus supplement, and (f) Youbet has received the consideration therefor approved by the Board of Directors of Youbet and otherwise in accordance with the terms of their issue and sale, the Warrants will be valid, binding and enforceable obligations of Youbet.
          (6) When (a) the Rights offered under the Registration Statement are duly authorized for issuance, (b) the Rights Agreement or Agreements relating to the Rights have been duly authorized and validly executed and delivered by Youbet and the rights agent appointed by Youbet, (c) the terms of the series of Rights and their issue and sale have been duly established in conformity with the related Rights Agreement, the Charter and the Bylaws and as described in the Registration Statement and the related prospectus supplement, so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon Youbet, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over Youbet, (d) the Registration Statement has become effective and any applicable securities laws have been complied with, (e) the Rights have been issued and delivered as set forth in the Registration Statement and the applicable prospectus supplement, and (f) Youbet has received the consideration therefor approved by the Board of Directors of Youbet and otherwise in accordance with the terms of their issue and sale, the Rights will be valid, binding and enforceable obligations of Youbet.

Youbet.com, Inc.
November 26, 2008

     The opinions set forth above are subject to the following additional qualifications:
          (a) The validity, binding effect and enforceability of agreements, documents and instruments are subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors’ rights or the relief of debtors generally.
          (b) We express no opinion concerning the enforceability of (i) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, (ii) rights of off-set and other covenants or warranties regarding the exercise of rights without appropriate notice and hearing and any nonjudicial sales rights, (iii) indemnification and contribution provisions to the extent such provisions are deemed to violate federal or state securities laws or public policy or to indemnify or protect a Person against the consequences of its own negligence, recklessness or misconduct, (iv) submissions to the personal jurisdiction of any particular court, (v) provisions purporting to alter principles governing the interpretation of contracts, (vi) provisions that authorize self-help, or (vii) provisions making irrevocable a power of attorney, whether or not coupled with an interest.
          (c) We express no opinion as to any financial or accounting determinations by Youbet or as to compliance by Youbet with any financial covenants in any credit or financing documents to which it may be a party.
          (d) We express no opinion as to the effect of any provisions of the law restricting dividends or other distributions by an entity for the benefit of its equity holders.
     This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. Our opinion is expressly limited to matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to Youbet or the Securities. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours, DOW LOHNES PLLC
By:	/s/ Thomas D. Twedt
Thomas D. Twedt, Member